Exhibit 10.16

NON-RESIDENTIAL PREMISES LEASE AGREEMENT

Kaunas                                        10 July 2013

BUAB Apskaitos etika, company number 1117 75915, legal address 50 V. Putvinskio Str., Kaunas, represented by the administrator UAB Įmonių bankroto administravimo ir teisinių paslaugų biuro (Company Bankruptcy Administration and Legal Services Bureau), number of legal person 235238440, by authorized person Kęstutis Stankus (basis for authorization is the 26 March 2012 Resolution of Kaunas Regional Court and the 30 April 2012 Power of Attorney No. 04-81/1), hereinafter referred to as the ‘Lessor’ on one side
and
UAB Ubiquiti Networks Europe, number of legal person 300633724, address of the registered office 221 Savanorių Ave., Kaunas, represented by Rasa Juodišienė, the director, hereinafter referred to as the ‘Lessee’ on the other side,

The Lessor and the Lessee hereinafter may be referred to as the ‘Parties’ and each individually as the ‘Party’, entered into this Lease Agreement (hereinafter – the ‘Agreement’) and have agreed:

I.	SUBJECT MATTER OF THE AGREEMENT

1.1.
According to the terms and conditions as well as procedure set forth herein the Lessor shall lease to the Lessee (i.e. provide for temporal possession and use for a lease fee), and the latter shall lease from the Lessor the immovable property owned by the Lessor, i.e. premises of administrative purpose the total area of which is 477 sq.m., located on the third floor of the building, the unique number of which is 4400-0605-4380, owned by the Lessor and located at 50 V.Putvinskio Str. (hereinafter – the ‘Property’) and shall undertake to pay to the Lessor the lease and other fees pursuant to the terms and procedure set forth herein. During entire term of Agreement validity the Lessee shall be entitled to use the yard and garage in this yard of the Building wherein the Premises to be leased are located and that is included into the lease price. The Parties agree that based on this paragraph, the Lessee is entitled to park the road motor vehicles of employees and clients (light motor vehicles, motorcycles and bikes).

1.2.	The Lessee confirms that he inspected the Property and it is completely satisfied with condition of the Property and other terms.

1.3.
The Lessee shall undertake to use the Property to carry out the economic activity, hereinafter referred to as the ‘Lease Purpose’. Hereby the lease purpose of use of the premises is established, i.e. to carry out administrative activity of the company of the Lessee. The company of the Lessee shall provide the creation of information technology and consulting services. The Lessee may change the Lease Purpose set forth herein only with prior written consent of the Lessor.

1.4.	During entire Agreement validity period the Lessee shall undertake to maintain the Premises at the same level as the Premises are on the day of Premises delivery and acceptance by the Lessee.

1.5.	The Lessor shall undertake to assure that on a day Premises delivery to the Lessee, the Premises to be leased should be empty, ordered and clean and also free of any third parties or their property.

1.6.	This Agreement shall entitle the Lessee to register the address of registered office of the Lessor at the address of the Premises.

2. EQUIPMENT AND ADJUSTMENT OF PREMISES FOR ACTIVITIES OF THE LESSEE AND TERMS OF PROPERTY DELIVERY. REPAIR AND MAINTENANCE OF PREMISES

2.1. The Premises shall be leased as of existing condition and the Lessor shall not perform any additional repairs with an exception of arrangements and modifications of premises which must be made by the Lessor until 1 September 2013, namely:

2.1.1 Install the measuring apparatus;
2.1.2 Install shower cabin.
2.2. The Lessor shall undertake to deliver the Premises to the Lessee and the latter shall undertake to accept the Premises from the Lessor on a day of signing of this Agreement. The delivery of the Premises must be executed by signing the Premises Delivery and Acceptance Certificate by the Parties which having it signed and approved by stamps of the Parties shall become integral part of this Agreement and in which an actual condition of the Premises and reading of measuring apparatus located in the Premises are to be stated.
2.3. Having the Premises delivered to the Lessee, the latter shall be entitled to use the Premises without any restrictions in accordance with the terms and purposes set forth herein, including, but not limited to free access to the Premises during the day and night time (24-hours) 7 days a week, with an exception of temporal restrictions of access to the Premises because of emergencies, disturbances in the Premises and Building or engineering systems installed therein, prohibitions or other actions established by the sate and/or municipal authorities which are beyond the will of the Lessor.
2.4. During the time of transfer of the Premises to the Lessee, the Lessor must deliver to the Lessee the regulations applicable in the common use premises of the Building (if any) and also other documents (their copies), if any, which are necessary in order for the Lessee to use the Premises for the purposes set forth herein.
2.5. The Lessee shall be entitled to perform the improvements and/or rearrangements of the Premises with prior consent of the Lessor. If the Lessee performs the improvement and/or rearrangements of the Premises, after expiry of this Agreement or its termination prior to the term, the Lessee shall be entitled to take the devices, systems and other equipment as well as performed improvements and/or rearrangements which have been performed at its expense, if they can be detached without damaging the Premises and if the Parties fail to agree that the Lessor shall reimburse the value of such improvements and/or rearrangements to the Lessee.
2.6. The Property must be returned to the Lessor at least within 30 (thirty) calendar days as of the end of this Agreement. Within this period the Lessee shall pay the lease fee and other fees (payments) set forth herein. The Lessee shall return cleaned, ordered Property and with all the keys, including those manufactured by the Lessee in the state which is not worse than the one which was present on a day of the Property delivery to the Lessee, taking into account regular wear and tear. Having the Agreement ended or terminated prior to its term the Lessee shall deliver the Property to the Lessor by signing the bilateral Property Delivery and Acceptance Certificate. In case of failure to deliver the Property to the Lessor within the term specified herein, the Lessor shall pay to the Lessee the default interest in the sum of LTL 500,00 (five hundred Litas) for each day of delay to vacate and deliver the Property.
2.7. During this Agreement validity period the Lessor shall undertake to arrange and perform the overhaul repair works of the Premises, provided such repairs are necessary and immediate. The Lessor shall undertake to notify the Lessee in advance about the overhaul repair works intended to be carry out by the Lessor and also the repair works, which impede the activity of the Lessee, of engineering networks or systems of the Building wherein the leased Premises are located. Having the Lessor notified the Lessee of Premises’ overhaul repair works intended to be carry out, the Lessee must facilitate the proper performance of such works, including without limitation, refrain from temporarily using the Premises (or part of them) upon request of the Lessor (for the term specified by the Lessor). The Lessee shall not pay the Lease fee for the days during which it could not properly use the leased Premises.
2.8. The Lessor shall undertake not to prevent the Lessee from using the Premises during the Lease term. If the Lessor wants to inspect the terms of operational use of the Premises not during the business hours or wants to show the Premises to a potential lessee not during the business hours, it shall be entitled to enter the Premises only with presence of the Lessee’s representative. In the event of emergency which may damage the Building and cause harm to the people who are working therein, the Lessor shall be entitled to enter the Premises at any time, however, must notify the Lessee of such entry and in the event there is no possibility to notify the Lessee prior to the entry, it must notify the Lessee immediately after the entry. Without breaching the rights of the Lessee the Lessor shall be entitled to verify whether the Lessee uses the Premises properly.

2.9. If the meeting of creditors of the Lessor takes the decision to assign the Premises to third parties, the Lessor shall undertake to notify the Lessee of such circumstances at least within 5 (five) calendar days as of a day of taking the decision of the meeting of creditors and provide information on potential acquirer of the Premises by furnishing its details in order the Lessee could start negotiations with new owner of the Premises regarding the execution of new Premises’ lease agreement.
2.10. The Lessor must deliver to the Lessee the properly (according to applicable legislation) installed engineering communications (electricity, water-supply, sewage and heating supply) of the Premises.
2.11. The Lessor must assure the proper operational use of engineering communications of the Building wherein the Premises are located within the limits of responsibility of the Lessor up to inlets into the Premises.
2.12. The Lessor shall undertake to assure the hire (appointment) of administrator of the Building who would maintain the Building and leased Premises and administer all the fees, organize security of the Building and the Premises, collection of garbage, cleaning and lighting works of common areas of the building, yard and streets, lightning of Building’s façade, maintenance of equipment in the Building and Premises, including without limitation maintenance and repair of sanitary equipment, electrical, heating and other networks as well as equipment.
2.13. The Parties agree that the costs of operational use specified in Paragraph 2.12 hereof shall be calculated in proportion of the area of the leased Premises to general area of the Building taking into account actual costs incurred by the Lessor, furnishing by the Lessor to the Lessee the copies of documents justifying such costs.

3. LEASE TERM

3.1. The Premises shall be leased for the period of 3 (three) years, but for the period which is not longer than until the day of Property sale, delivery or return in accordance with the procedure established by the Law on Bankruptcy of the Entities of the Republic of Lithuania. The calculation of the Premises lease term shall commence as of the day of signing the Premises Delivery and Acceptance Certificate.
3.2. Having this Agreement ended, the Lessee who orderly fulfilled the undertaken obligations hereunder shall have the priority with respect to other persons to renew this Agreement in accordance with the procedure set forth in Paragraph 3.3 hereof.
3.3. If having this Agreement ended the Lessor intends to further lease the Premises, the Lessor must notify the Lessee in writing of that in advance, but no later than 3 (three) months prior to the end of the lease term by specifying the Premises lease term and the fee as well as other substantial terms and conditions of lease. In this case the Lessee must furnish a written reply to the Lessor no later than within 1 (one) month as form receipt of notice of the Lessor and state whether or not the Lessee agrees to renew this Agreement under the terms and conditions specified in the notice of the Lessor. If the Lessee agrees to enter into the Premises lease agreement under the terms and conditions specified in the notice of the Lessor, the Parties shall agree to take all the actions under their control in order the new Premises leases agreement to be signed as soon as possible.

4. PAYMENTS AND SETTLEMENTS

4.1. The calculation of the lease fee and other payments hereunder shall commence as of 1 September 2013.
4.2. The Lessee shall undertake to pay to the Lessor for the Property specified in Paragraph 1.1 hereof each month the Lease Fee in the sum of LTL 31,50 for 1 sq.m. plus VAT which amounts in total LTL 15 000,00 (fifteen thousand Litas, 00 ct) per month. In case the law and/or regulations of legislation establishes other amount of VAT and/or other fees and/or other equivalent payments related to the subject matter of this Agreement, the Lessee shall have to pay newly established VAT and/or other fees and payments. The lease fee specified herein is established based on the provision that official Litas and Euro exchange rate amounts to LTL 3,4528 for EUR 1 on a day of signing of this Agreement. If mandatory Litas and Euro exchange rate established by the Bank of Lithuania for the commercial banks on a day of payment differs from the one as of the day of signing of this Agreement, on a day of payment the said lease fee shall be paid of such amount that having it converted to Euros on that day the amount in Euros would be the same as the lease fee converted in Euros according to the exchange rate of the day of signing of this Agreement. The Parties agree that the Lessee shall pay to the Lessor LTL 30 000,00 (thirty thousand Litas) plus VAT of the lease fee advance payment within 14 days as of the day of signing of this Agreement. The paid advance payment shall be considered as the lease fee for the last months of the lease.
4.3. The Parties agree that if the consumer price index established and published by the Department of Statistics of the Republic of Lithuania, hereinafter CPI, increases by more than 3 (three) percentage points from the day of execution of this Agreement or the last recalculation of such index, the lease fee shall be recalculated in proportion to CPI change percentage. Recalculated fee amount shall be applicable as from the beginning of the calendar year following the year on which such recalculation was performed.
4.4. The lease fee shall be paid for the past month until the 10th day of the following month against an invoice furnished by the Lessor.
4.5. The Parties agree that the Lessee shall not enter into the direct services agreements with the companies providing utility services (heating, electricity, water, gas, etc.) and undertake to pay directly to the Lessor all the fees for actually used heating, electricity, water, gas in the Premises and also for communication services and other utility services that have been actually provided in the Premises. The fees for the utility services provided in the Premises, electricity and heating must be calculated in accordance with the readings of measuring apparatus (utility meters) installed in the Premises and if the individual measuring appratus (utility meters) are not installed in the Premises, such fees shall be calculated according to the documents (invoices) on actually provided utility services in the Premises issued by the organizations providing respective utility services. The Lessee shall undertake to make the payment for the services specified in this Paragraph for the current month at least within 5 (fifth) day of the current month against the VAT invoice furnished by the Lessor according to the resources used during the last month. If the amount paid by the Lessee in accordance with the procedure established herein is smaller than the monetary expression of amount specified in the invoices delivered by the service providers for heating, electricity, water, communication services as well as utility services provided actually in the Premises which have been used by the Lessee during the current month, the Lessee must pay the accrued price difference within 3 (three) business days as of the additional VAT invoice delivered by the Lessor. If the paid amount is higher than the monetary expression for heating, electricity, water, communication services as well as utility services provided actually in the Premises the accrued price difference shall be deemed to be as the partial payment for provided utility services for upcoming months.
4.6. If the Lessee fails to make the lease fee in the timely manner or other payments to the Lessor hereunder, from the amounts paid by the Lessee first of all the Lessor shall set off the late payment penalties and/or penalties, and then indebtedness of the lease fee of the Lessee and other payments hereunder.

5. RIGHTS AND OBLIGATIONS OF THE PARTIES

5.1. Without violating the rights of the Lessee, having notified the Lessee in advance, the Lessor shall be entitled to verify whether or not the Lessee properly uses the Property. Besides, the Lessor shall be entitled to show the Property to a future lessee or acquirer.
5.2. The Lessor shall be entitled each month and if needed more often to verify the readings of measuring apparatus located in the Premises which measure the usage of energy resources, water and other utility services.
5.3. The Lessor shall not be liable for interruptions in provision of energetic resources, water, communications, utility services and other services due to fault of third parties and/or providers of these resources/services. The Lessor also shall not be liable and shall not reimburse the loss incurred by the Lessee due to emergencies which have occurred due to fault of third parties and/or providers of these resources/services.
5.4. The Lessee must use the Property orderly and appropriately for the purposes set forth herein, keep the Property in good condition taking into account regular wear and tear.

5.5. After the end of the lease term or termination of this Agreement prior to its term the value of improvements, rearrangements and installations (improvements) of the Premises and/or Property shall not be reimbursed to the Lessee.
5.6 The Lessee shall undertake to perform the permanent repair works of the Premises and/or Property at its own expenses with prior written coordination with the Lessor. The Parties agree that the definition of ‘permanent repair works’ to extend it is specified herein shall meet the definition of ‘permanent repair works’ established in the Law on Construction of the Republic of Lithuania. Repair works must be carried out in compliance with all the requirements of legislation governing this activity taking into account the specifics of the Premises and Property.
5.7. The Lessee must observe the regulations of fire-safety, sanitary, environmental, occupational safety, electrical safety, operational use of heating, water-supply and sewage, telephone networks and installations and also internal procedure regulations of the Building interior and other regulations related to operational use of the Premises which are established in legislation of the Republic of Lithuania.
5.8. The Lessee must immediately notify the Lessor about fire, accident, emergencies and other events that have occurred in the Premises and which could cause or have caused damage to the Premises/Property and undertake measures for protection of the Premises and the property located therein as well as for liquidation of consequences of emergency and accident (event), if that happened due to fault of the Lessee.
5.9. The Lessee must immediately notify verbally (and then as soon as possible in writing) the Lessor about the accidents or emergencies that have occurred in the Premises, Building or their engineering systems, malfunctions of the said systems and their consequences and also about deterioration of conditions of the Premises and/or equipments or devices of the Lessor installed therein which could cause or cause damage to the leased Premises. Having received the notice of the Lessee specified herein, the Lessor shall undertake without any unreasonable delay and at its expense to liquidate the said accidents or emergencies, malfunctions of engineering systems and also the consequences of such accidents, emergencies or malfunctions if that occurred due to fault of the Lessor.
5.10. The Lessee must pay properly and in the timely manner the lease fee and other payments hereunder.
5.11. The Lessee shall not be entitled to sub-lease the Property to third parties.
5.12. The Lessee shall not be entitled to rearrange the leased Premises without written consent of the Lessor.
5.13. The Lessee must obtain at its expenses all the licenses, permits and other documents necessary for the use of the Premises according to their purpose and the Lessor shall undertake to refrain from preventing this and provide to the Lessee all the authorizations to this end.
5.14. If damage is caused to the Property due to fault of the Lessee, its clients, visitors, interested parties and/or other third persons to whom the Lessee granted the right or possibility to enter the Premises or use them otherwise, the Lessee shall immediately perform the Property repair works having coordinated this with the Lessor. If the Lessee fails to perform the required repair works in the timely manner and such repair works are performed by the Lessor at its expense, the Lessee shall reimburse to the Lessor all the repair related expenses incurred by the Lessor and justified by the documents.

6. LIABILITY OF THE PARTIES

6.1. Each Party must reimburse to the other Party all the loss that has been incurred by such other Party because of failure to perform or properly perform the obligations undertaken hereunder.
6.2. If the terms of payment set forth herein of the lease fee and/or other payments are breached and upon written request of the Lessor, the Lessee shall undertake to pay the default interest in the sum of 0,02 percent of unpaid amount for each day of delay.
6.3. The Lessee shall be liable for the damage caused to the Property by its faulty acts or due to its negligence.
6.4. Each of the Parties shall be excused from liability for failure to perform or properly perform the obligations set forth herein, if it is capable of proving that such failure occurred due to circumstances beyond control (Force Majeure) which are set forth in RL legislation (such as fire, flood, strike, transport disturbances, natural disasters and other circumstances of similar nature) which have occurred after signing of this Agreement and also if it is capable of proving that it could not by any measures prevent the occurrence of said circumstances or could not avoid them and also it could not anticipate the occurrence of such circumstances when signing this Agreement. The Party which faced the Force Majeure circumstances must in writing notify the other Party of that and deliver the documents justifying the existence of such circumstances.

7. AGREEMENT VALIDITY, AMENDMENT AND TERMINATION

7.1. This Agreement shall become effective as of the moment of its signs and shall be valid until full performance of obligations hereunder.
7.2. All amendments, supplements and annexes to this Agreement shall be valid if drawn up in writing and signed by both Parties.
7.3. The Lessor shall be entitled to unilaterally, without invoking judicial procedure, to terminate this Agreement prior to expiry of the lease term with at least 1 (one) month notice to the Lessee, if:
7.3.1. The Lessee uses the leased Property against the purpose set forth herein;
7.3.2. The Lessee delays the payment of the Lease Fee and other fees hereunder for more than 30 days and fails to rectify this breach within the term specified in writing by the Lessor;
7.3.3. The Lessee deliberately or negligently deteriorates the condition of the Property;
7.3.4. The Lessee does not carry out the repair works in cases when it is obliged to do so and fails to rectify this breach within the term specified in writing by the Lessor.
7.4. The Lessee shall be entitled to unilaterally, without invoking judicial procedure, to terminate this Agreement prior to expiry of the lease term with at least 1 (one) month notice to the Lessor, if:
7.4.1. The Property becomes unsuitable for use because of the circumstances for which the Lessee is not responsible;
7.4.2. The Lessor prevents the Lessee from using the Property according to its purpose and terms of this Agreement.
7.5. The Lessee shall be entitled to unilaterally terminate this Agreement prior to its term without a reasonable cause by notifying the Lessor about the intended termination 1 (one) month prior to the intended day of Agreement termination.
7.6. This Agreement is subject to termination by written agreement of both Parties.
7.7. Having this Agreement terminated, the obligations and duties which have not been performed as well as established procedure of settlement, payment of penalties and loss, resolution of disputes arising out of this Agreement shall remain effective.
7.8. By signing this Agreement the Lessor understands and agrees that this Lease Agreement may not be terminated by unilateral statement of the Lessor unless the circumstances specified in Paragraph 7.3 are present.

8. OTHER PROVISIONS

8.1. Each Party hereby represents and warrants to another Party that:
8.1.1. it is a company of private limited liability duly established and legitimately operating under the laws of the Republic of Lithuania;
8.1.2. it has all the rights and authorizations to execute this Agreement and perform properly the obligations undertaken hereunder; it received all the permits, approvals and authorizations of the competent institutions, its corporate bodies and/or other persons which based on applicable legislation and internal documentation of the Parties are necessary for execution and implementation of this Agreement;
8.1.3. neither execution of this Agreement, nor performance of obligations established herein violate and breach (i) any Articles of Association of the Party or provisions of other internal documents and also any decisions, orders or instructions issued by the corporate bodies of the Party; (ii) any decision, resolution, order, instruction or other document issued by court or other sate or municipal which is mandatory or applicable to the Party; (iii) any agreement, other transaction or promise to which it is a party; and also (iv) any provisions of laws or applicable legislation that is mandatory to the Party.

8.2. Besides the statements and warranties set out in Paragraph 8.1 hereof, by signing this Agreement the Lessor shall additionally represent and warrant to the Lessee, that:
8.2.1. the Lessor possesses the Premises by private ownership title;
8.2.2. the Lessor represents that during the time of execution of this Agreement the leased Premises are mortgaged to the bank AB Swedbank.
8.2.3. there are no disputes in court concerning the leased premises, premises are not seized or their use according to their direct purpose is not otherwise limited; premises are not leased and are not given to any third parties on the grounds of commodate; there are no hidden defects of which the Lessor is aware of due to which the Premises could not be used according to their purpose or their utility could be decreased to the extent that if the Lessee had known about these defects, it should not have leased the Premises or should not paid for the Premises the lease fee of such amount.
8.3. It shall be deemed that representations and warranties listed herein is delivered and is accurate on a day of signing of this Agreement and on the day of delivery and acceptance of the Premises.
8.4. If the representations and warranties as well as statements set out herein were not true, the Party to which such representation, warranty or statement has been presented (aggrieved Party) shall be entitled (in addition without limiting the rights which it can exercise under the laws of the Republic of Lithuania) to demand from the Party which presented such representation or statement, to reimburse the direct loss suffered due to the fact that the aggrieved Party trusted false representation, warranty or statement and which could not have been incurred by the Party, if the representation or warranty should have corresponded to reality.
8.5. The Party shall undertake to refrain from disclosing the terms and conditions of this Agreement to any third parties with an exception of state institutions and creditors of the Lessor which are entitled to receive such information under the laws. Notwithstanding the confidentiality obligation set forth herein, any of the Parties shall be entitled to disclose the confidential information to is employees, participants, auditors and advisors and/or consultants selected by the Parties.
8.6. Invalidity of any provision of this Agreement shall not affect the validity of other provisions of the Agreement. The Parties agree to replace the invalid provision of the Agreement with other provision which meet the most the objective and spirit of the previous one.
8.7. The Agreement together with all its amendments, supplements and/or annexes form one agreement between the Parties and the Agreement may not be anyhow divided.
8.8. Having the ownership title to the Property passed from the Lessor to a third party, this Agreement shall be valid to the new owner of the Premises with the same terms and conditions for the entire Agreement validity time.
8.9. Any dispute arising out of this Agreement or related hereto which within 30 (thirty) days as from submission of the Party’s request regarding the performance of obligations hereunder is not resolved by negotiations, must be resolved in court of the Republic of Lithuania in accordance with the procedure established by laws of the Republic of Lithuania.
8.10. The laws of the Republic of Lithuania shall govern the relations arising between the Parties which are not regulated by this Agreement.
8.11. In the event of change of the legal addresses, numbers of bank accounts and (or) other details, the Parties must immediately notify each other of that. The Party which failed to fulfill this requirement shall be deprived of the right to present the claims or counterclaims that actions of the other Party performed according to the details of which it was lately aware of fails to meet the terms of the agreement or that it had not received notices which have been send according to these details.
8.12. The Parties confirm that all the terms and conditions of this Agreement were discussed and coordinated individually, i.e. each term and condition of the Agreement was discussed and coordinated individually.
8.13. All the information, warnings or notices related to this Agreement must be drawn up in writing and must be send by electronic mail, fax, registered letter or courier mail (with confirmation about delivery) or delivered against the signature at the addresses specified in Paragraph 9 hereof.
8.14. This Agreement may be registered in Kaunas Branch of Immovable Property Register of the State Enterprise Center of Registers. The Agreement shall be registered at expenses of the Lessee.
8.15. The Agreement shall be signed in three copies in the Lithuanian language, each copy having the same legal authority, one copy is retained by each Party to the Agreement and third copy shall be delivered to the Kaunas Branch of Immovable Property Register of the State Enterprise Center of Registers. The Parties shall place their signatures on each page of the Agreement.
8.16. The Parties represent that they have read this Agreement, understood their content and the consequences of its performance, failure of performance or improper performance, or untimely performance. The Parties sign this Agreement as the document which corresponds to the will of each of them and the objectives of signing this Agreement.
8.17. By signing this Agreement the representative of the Lessor confirms that the meeting of creditors of the Lessor has approved this Agreement draft as it is being signed and the Agreement draft is approved by decision of the meeting of creditors of the Lessor.

ANNEXES TO THE AGREEMENT:

Annex No. 1 – Copy of the Premises’ Plan
Annex No. 2 – Plan of the Third Floor of the Building
Annex No. 3 – Certificate of Delivery and Acceptance of the Premises
Annex No. 4 – Extract from the Register of Immovable Property of the State Enterprise Center of
Registers.

9. LEGAL ADDRESSES AND DETAILS OF THE PARTIES

LESSOR                    LESSEE

BUAB Apskaitos etika                UAB Ubiquiti Networks Europe
Company number 1117 75915            Company number 300633724
50 Putvinskio Str., Kaunas            Address: 221 Savanorių Ave., Kaunas
LT19 4010 0425 0307 4176            E-mail: rasa@ubnt.com
AB DNB bank                    Ph. 8-687-27482
Represented by bankruptcy administrator
UAB Įmonių bankroto administravimo ir teisinių paslaugų biuras
E-mail k.stankus@adminbiuras.lt
Ph. 8-687-55922

/signed/                        /signed/
Kęstutis Stankus                Director Rasa Juodišienė
A person authorized by the administrator

ANNEX No.3 to the 10 July 2013 Non-Residential Premises Lease Agreement

CERTIFICATE OF DELIVERY AND ACCEPTANCE OF THE PREMISES

10 July 2013, Kaunas

BUAB Apskaitos etika, company number 1117 75915, legal address 50 V. Putvinskio Str., Kaunas, represented by the administrator UAB Įmonių bankroto administravimo ir teisinių paslaugų biuro (Company Bankruptcy Administration and Legal Services Bureau), number of legal person 235238440, by authorized person Kęstutis Stankus (basis for authorization is the 26 March 2012 Resolution of Kaunas Regional Court and the 30 April 2012 Power of Attorney No. 04-81/1), hereinafter referred to as the ‘Lessor’ on one side
and
UAB Ubiquity Networks Europe, number of legal person 300633724, address of the registered office 221 Savanorių Ave., Kaunas, represented by Rasa Juodišienė, the director, hereinafter referred to as the ‘Lessee’ on the other side,

The Lessor and the Lessee hereinafter may be referred to as the ‘Parties’ and each individually as the ‘Party’, following the Non-Residential Premises Lease agreement entered into on 10 July 2013 (hereinafter referred to as the ‘Agreement’) hereby agree as follows:

1.
The Lessor hereby delivers to the Lessee for the fee to possess and use the premises of administrative purpose the total area of which is 477 sq.m., located on the third floor of the building at address 50 V.Putvinskio Str., the unique number of which is 4400-0605-4380, owned by the Lessor.

2.
The Lessee hereby undertakes the aforementioned Premises. The Lessee confirms that the conditions of the Premises to be delivered on the day of execution of this Certificate meets substantially the terms and conditions of the Agreement and also that the Premises are suitable for use according to their purpose set out in the Agreement.

3.
The Parties state that at the time of signing of this Certificate the works which have been undertaken by the Lessor under the Paragraph 2.1 of the Agreement are not performed: the measuring apparatus and shower cabin are not installed. The Lessor shall undertake to perform such works in accordance with the terms set out in the Agreement.

4.	The defects of the Premises which are present on the day of signing of this Certificate:

Keys have not been handed, gate remote control, access cards and the company ‘Apskaitos etika’ has not vacated the Premises
(specify, if any)

The readings of utility meters on the day of signing this Certificate:
5.1. electricity: WHG:21422; WHP:1951; WHP:1692;
5.2. heating: 0000; 0000 (2 measuring apparatus);
5.3. _______________________ .

LEGAL ADDRESSES AND DETAILS OF THE PARTIES

LESSOR                    LESSEE

BUAB Apskaitos etika                UAB Ubiquiti Networks Europe
Company number 1117 75915            Company number 300633724

50 Putvinskio Str., Kaunas            Address: 221 Savanorių Ave., Kaunas
LT19 4010 0425 0307 4176            E-mail: rasa@ubnt.com
AB DNB bank                    Ph. 8-687-27482
Represented by bankruptcy administrator
UAB Įmonių bankroto administravimo ir teisinių paslaugų biuras
E-mail k.stankus@adminbiuras.lt
Ph. 8-687-55922

/signed/                        /signed/
Kęstutis Stankus                Director Rasa Juodišienė
A person authorized by the administrator